EXHIBIT 99.1

Accelerate Diagnostics Announces Plans For Rights Offering To Stockholders
Company to raise $20,000,000 to fund business plan and product commercialization efforts

TUCSON, Ariz., June 4, 2013—Accelerate Diagnostics, Inc. (NASDAQ: AXDX), an in vitro diagnostics company dedicated to providing solutions for the global challenge of drug resistant organisms and hospital acquired infections, today announced that it has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) for a rights offering to existing holders of its common stock. Upon completion of the rights offering, the Company will receive gross proceeds of approximately $20,000,000 before expenses. The Company has received a standby commitment from Abeja Ventures, LLC, which is owned by, among other individuals and entities, Lawrence Mehren, John Patience, Jack Schuler and Matthew W. Strobeck, each of whom is a director of the Company. The standby purchaser has agreed to purchase any and all shares of common stock that are not subscribed for by stockholders in connection with the rights offering.

The rights offering will be made through the Company’s distribution to its existing stockholders of non-transferable subscription rights to purchase their pro rata portion of newly issued shares of the Company’s common stock. The subscription price has not yet been determined but will be based on the closing market price of the Company’s common stock, as reported by the NASDAQ Capital Market, on the latest practicable date prior to the launch of the rights offering. The record date for the distribution of the rights and the dates for both the subscription period and the expiration of the rights offering will be included in the final prospectus.

The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives all of the Company’s existing stockholders the opportunity to participate on a pro rata basis. The net proceeds of the offering will be used for working capital and specifically to fund the Company’s business plan and product commercialization efforts.

The rights offering includes an over-subscription privilege, which permits each rights holder that exercises the basic subscription privilege in full the option to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering. The over-subscription privilege is subject to the availability and allocation of shares among holders exercising their over-subscription privilege, as further described in the rights offering documents.

A Registration Statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement is declared effective. A copy of the prospectus forming a part of the Registration Statement may be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting Steve Reichling at (520) 365-3100. The rights will be issued to holders of the Company’s common stock as of a record date, which has yet to be determined. We will provide notice of the record date in the future at such time as it is determined. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is a corporation organized under the laws of the State of Delaware. The Company is an in vitro diagnostics company dedicated to providing solutions for the global challenge of drug resistant organisms and hospital acquired infections. It is focused on developing and commercializing innovative diagnostic systems for the rapid identification and antibiotic susceptibility testing of infectious pathogens. The Company’s revolutionary BACcel™ platform utilizes a proprietary culture-free process with both genomic and phenotypic detection technologies that significantly decreases time to result while achieving high sensitivity and specificity. In addition to the BACcel system development pipeline, the Company also owns and licenses its proprietary OptiChem™ surface coatings technology, which has numerous applications for binding in bio-analytical systems, such as microarrays. The Company’s website address is www.acceleratediagnostics.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes” and other similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. For a full discussion of the Company’s risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Item 1A in the Company’s Transition Report on Form 10-KT, filed with the SEC on March 20, 2013. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.